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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our reports dated March 31, 1999, March 12, 1999, March 12, 1999, April 27, 1999, December 30, 1998, September 10, 1999, September 3, 1999, September 16, 1999, September 15, 1999, September 10, 1999, and September 10, 1999, on our audits of the financial statements and financial statement schedule of City Truck Holdings, Inc. and Subsidiaries, Stone Heavy Duty, Inc., Associated Brake Supply, Inc. and Affiliates, Vantage Parts, Truck and Trailer Parts, Inc. and Affiliate, Active Gear, L.L.C., California Equipment Company and California Equipment Company of Sacramento, Superior Truck & Auto Supply, Inc., Wheels and Brakes, Inc. and Subsidiaries, TBS Incorporated, and New England Truck and Auto Service, Inc., respectively. We also consent to the references to our firm under the caption "Experts" and "Selected Historical Financial and Operating Data."


PricewaterhouseCoopers LLP
Chicago, IL

November 8, 1999